                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 3, 2003 (except for note 23, as to which the date is June 26, 2003, note 2, as to which the date is July 30, 2003 and note 21, as to which the date is September 10, 2003), in Amendment No. 1 to Registration
Statement Form S-4 No. 333-106702 and related Prospectus of TRW Automotive Inc.
dated September 12, 2003.

                                                           /s/ Ernst & Young LLP

Troy, Michigan
September 10, 2003